UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 14, 2006

TACTICAL AIR DEFENSE SERVICES, INC. (Exact name of registrant as specified in its charter)

Nevada	333-79405	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Ostler Court, Vancouver, British Columbia, Canada V7G-2P1

Telephone No.: (604) 924-8000 (Address and telephone number of Registrant's principal executive offices and principal place of business)

(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2006, Tactical Air Defense Services, Inc., a Nevada corporation (“TADS”) and three of its recently formed wholly owned subsidiaries, Resource Financial Aviation Holdings Inc., OneSource Aviation Acquisition Inc. and Genesis Aviation Acquisition Inc., each a Nevada corporation (the “TADS Subsidiaries” and, collectively with TADS, the “Company”) entered into a definitive Asset Purchase Agreement (the “Agreement”) with AeroGroup Incorporated, a Utah corporation and its three wholly owned subsidiaries, OneSource Acquisition, Inc., Genesis Acquisition, Inc., and Resource Financial Holding Acquisition, Inc., each a Delaware corporation (the “AeroGroup Subsidiaries” and, collectively with AeroGroup Incorporated, “AeroGroup”), pursuant to which the Company will acquire substantially all of the assets of AeroGroup (the “AeroGroup Assets”) and in exchange therefore, will issue stock and assumed certain indebtedness and other obligations under various warrants and other contracts of AeroGroup (the “AeroGroup Acquisition”). The closing of the AeroGroup Acquisition is contemplated to take place in early August of 2006 and is conditioned upon, among other things, various government permits being secured by the Company and completion of consolidated audited financial statements by the Company’s auditors relating to the transaction, as more fully set forth below.

Assets Acquired

The AeroGroup Assets to be acquired by the Company include:
•	Two MiG 29 “Fulcrum” fighter aircraft, which were recently appraised at $2,800,000 each (pre-modification);
•	Four Singer Link tactical jet simulators, and related equipment, recently appraised at $285,000 each (pre-modification);
•	Assignments of copyrights to a specialized F-16 Fighter Aircraft training course syllabus, specially created by AeroGroup in training pilots to use this aircraft’s Flight Control Navigation Panel;
•
Assignments of Provisional applications for “utility” patents filed relating to methods of operational training uses of fighter aircraft by civilian corporations of these type of military aircraft for training of military personnel, specifically F-16, Pat. Pend. 60805870; Kfir, Pat. Pend. 60805885; A-4 Skyhawk, Pat Pend. 60805877; and MiG 29, Pat Pend. 60805888;

•
Rights as assignee under various contracts and sub contracts to provide combat, primary and other flight training as well as training research, in the F-16 and various other types of aircraft to military personnel of the US Armed Forces and to the armed forces of certain NATO aligned companies (the “Training Contracts”); and

•	Assignment of leases relating to hangers and facilities currently occupied by AeroGroup at the Grayson County Airport in Grayson, Texas.

It is intended that the AeroGroup Assets will be used by the Company in connection with training military pilots in both “basic flight training” and for “combat flight training”. The Company will focus on use of the MiG’s and other training assets to provide U.S. and NATO military pilots with a “real life” opportunity to train against threat-type aircraft, the performance and flight characteristics of which are superior in some respects to those of U.S. and NATO fighter aircraft.

In addition to the training contracts to be acquired, the Company intends on negotiating and developing additional contracts to provide flight training, combat and readiness training and general civilian flight support for U.S. military aircraft in the United States (such as fuel, maintenance and ground support).

Consideration Paid For AeroGroup Assets

The Company will pay AeroGroup 14,989,800 restricted shares of the Company’s common stock at the closing in exchange for the AeroGroup Assets, resulting in the ownership by AeroGroup of greater then a majority of our voting stock. Additionally, AeroGroup’s obligations under outstanding convertible notes and warrants will be assumed by the Company and, upon conversion or exercise, will entitle the holders thereof to receive 1 share of TADS Common Stock (the “Common Stock”) for each 50 shares of AeroGroup to which the holder thereof is entitled, with a corresponding increase to the conversion and exercise price (with minor exception for shares underlying certain contracts and notes).

In all, the Company will be assuming approximately $8.5 million amount of convertible indebtedness (inclusive of interest) which will be convertible into approximately 36,506,113 shares of the Company’s Common Stock as of the date hereof and Warrants to acquire 21,566,805 shares of the Company’s Common Stock. The assumed indebtedness includes the assumption of AeroGroup’s obligations under a $1.1 million Secured Convertible Promissory Note issued to Mark T. Daniels, a principal and controlling shareholder of AeroGroup, which is secured by senior lien on all of the AeroGroup Assets being acquired.  This note to Mr. Daniels will, after the closing of the AeroGroup Acquisition, be secured by a senior lien on the Company's assets. The issuance of the shares in accordance with the AeroGroup Acquisition will, thereby, result in Mr. Daniels indirectly owning a majority of our outstanding shares.

Conditions to Closing of AeroGroup Acquisition

The closing of the AeroGroup Acquisition is dependent on certain conditions, including, without limitation:

The Company securing government licenses and permits with the ATF, the CCR and ITAR license that will enable it to own and operate fully functioning military aircraft, to perform and become assignees under the Training Contracts and to enter into similar government contracts in the future utilizing such assets for training of military personnel (collectively, the “Government Licenses”). AeroGroup currently has these licenses and permits, however, the Government Licenses can only be obtained if certain qualified personnel are active board members and executive officers of the Company. Therefore, certain board members and executives will be appointed as board members and officers of the Company on an interim basis pending receipt of the Government Licenses. (See “Appointment of Interim Director and Officers” below).

Additionally, the AeroGroup Acquisition will not close until completion of the auditors report with respect to the consolidated financial statements of the Company and AeroGroup.

If the above two conditions are not fulfilled within 75 days of the date of the Agreement, the AeroGroup Acquisition may be terminated at the will of either party. This time period may be extended by consent of the parties.

Appointment of Interim Directors

In order to secure the Government Licenses required to be obtained as a condition to closing, Derick Sinclair, the Company’s existing sole board member, shall, upon satisfaction of certain disclosure requirements that are required to be made pursuant to rules of the Securities and Exchange Act of 1934, as amended, appoint Mark T. Daniels, the President and Chief Executive Officer of AeroGroup, to the Company’s Board of Directors and as Secretary and Treasurer. Additionally, the TADS board of directors intends to appoint Lt. General Charles Searock as President and Jeffrey Peer as Vice President. Simultaneously, Mr. Sinclair shall resign from the Board. In the event that both of the above referenced conditions are not satisfied within seventy-five (75) days after the Agreement (unless extended by the parties), said appointees will resign and re-elect Mr. Sinclair as Director, and the transaction may be terminated by the parties without recourse.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

No financial statements are filed herewith.

(b) Pro forma financial information.

No pro forma financial statements are filed herewith.

(c) Shell company transactions.

The registrant does not believe financial statements and pro forma financial information is required by Rule 3-05(a) of Regulation S-X. Said financial statements and financial information will be filed upon closing of the AeroGroup Acquisition.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL AIR DEFENSE SERVICES, INC.

Date: July 14, 2006	By:	/s/ Derick Sinclair
Derick Sinclair, President, C.E.O.

INDEX TO EXHIBITS

Exhibit No.

Description

10.1
Asset Purchase Agreement by an among Tactical Air Defense Services, Inc., Resource Aviation Financial Holdings, Inc., Genesis Aviation Acquisition, Inc. and OneSource Aviation Acquisition, Inc., as purchasers, and AeroGroup Incorporated, Resource Financial Holding Acquisition, Inc. and OneSource Acquisition, Inc., as sellers, dated as of July 14, 2006.